FOR IMMEDIATE RELEASE:                       CONTACT:
----------------------                       --------
June 16, 2005                                Courtney Degener
                                             Investor Relations
                                             (213) 271-1600


      CADIZ ANNOUNCES LISTING ON THE NASDAQ NATIONAL MARKET

     Los Angeles, CA -- Cadiz Inc. (CDZI) is pleased to announce that its Common Stock will begin trading on The NASDAQ National Market effective Monday June 20, 2005. Cadiz Inc. currently trades on the Over the Counter Bulletin Board (OTCBB) under the symbol "CDZI" and will retain that symbol on NASDAQ.

     Founded in 1983, Cadiz Inc. is a publicly held water resource management firm. The Company owns significant landholdings with substantial water resources throughout
California. Further information on the Company can be obtained by visiting its corporate web site at www.cadizinc.com.

     This release contains forward-looking statements that are subject to significant risks and uncertainties, including statements related to the future operating and financial performance of the Company and the financing activities of the Company. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Factors that could cause actual results or events to differ materially from those reflected in the Company's forward-looking statements include the Company's ability to maximize value for Cadiz land and water resources, the Company's ability to obtain new financing as needed, and other factors and considerations detailed in the Company's Securities and Exchange Commission filings.